Exhibit 99.1

Petro Resources to Present at Pritchard Capital Energy Conference

Monday January 7, 9:38 am ET

HOUSTON, TX--(MARKET WIRE)--Jan 7, 2008 -- Petro Resources Corporation (AMEX:PRC - News) announced today that Don Kirkendall will present at the Pritchard Capital Partners 5th Annual Energy Conference in San Francisco, California on Wednesday, January 9, 2008 at 2:50 PM Pacific Standard Time. A copy of the presentation will be available on the Registrant's website at www.petroresourcescorp.com.

About Petro Resources

Petro Resources Corporation is an independent exploration and production company engaged in the acquisition, exploration, development, and exploitation of oil and natural gas properties located in the continental United States.

Forward-Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding the Company's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, and (3) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration and drilling operations on its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's definitive prospectus dated October 30, 2007 filed with the Securities and Exchange Commission on October 31, 2007and the Quarterly Report on Form 10-QSB for the three months ended June 30, 2007. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.